UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
___________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
___________________________

Filed by the Registrant                                 [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]           Preliminary Proxy Statement
[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]           Definitive Proxy Statement
[  ]           Definitive Additional Materials
[  ]           Soliciting Material Pursuant to Sec. 240.14a-12

ONCOLOGIX TECH, INC.
(Name of Registrant Specified in Charter)

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[  ]           Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:
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[  ]           Fee paid previously with preliminary materials

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Oncologix Tech, Inc.

February 22, 2011

Dear Stockholder:

This Proxy Statement is furnished to you by the Board of Directors of Oncologix Tech, Inc., a Nevada corporation (“we”, “us”, “our”, the “Company” or “Oncologix”), in connection with their request that you give your written consent via proxy to the following Proposal:

Approval of an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of one share of Common Stock for every four shares of Common Stock that are issued and outstanding.

The Board of Directors has unanimously approved the Proposal and is requesting the holders of our outstanding shares of the Company’s common stock (the “Common Stock”) to appoint a proxy to give their written consent to the Proposal. We do not intend to and are not required to have a special meeting to consider the Proposal under Nevada law.

In accordance with Nevada law and the Company’s Bylaws, the Board of Directors set February 18, 2011 as the record date (the “Record Date”) for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to the Proposal.  Only holders of record as of the close of business on the Record Date may execute, withhold or revoke consents with respect to the Proposal.  Under Nevada law, in order for the Proposal to become effective, it will require the written consent of at least a majority of the Company’s outstanding shares of Common Stock.

                                                                                                                  By Order of the Board of Directors,

 /s/ Anthony Silverman
ANTHONY SILVERMAN
Chief Executive Officer

ONCOLOGIX TECH, INC.

PROXY STATEMENT

GENERAL INFORMATION

In this Proxy Statement, references to the “Company”, “Oncologix ”, “we”, “us” or “our” refer to Oncologix Tech, Inc., a Nevada corporation, and its subsidiaries. This summary should only be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained in the Appendices hereto.

What are we asking you to do?

            The Company is asking you to consent via proxy to certain corporate action, namely an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of one share of Common Stock for every four shares of Common Stock that are issued and outstanding.  Please see the section titled “PROPOSAL” for the full text of, and a more complete description of, the Proposal.

Who is making the solicitation?

            The solicitation is being made by the Company’s Board of Directors.

 YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ACCORDINGLY RECOMMENDS THAT YOU CONSENT TO THE PROPOSAL.

Who is paying for the solicitation?

            The Company will pay the costs of preparing and disseminating this Proxy Statement and the material enclosed herewith.  We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of consents.

Who can consent to the Proposal?

            Only holders of record of our Common Stock at the close of business on February 18, 2011 have the right to consent to the Proposal. You have the right to consent to the Proposal with respect to shares of Common Stock you held on that date.  As of the Record Date, February 18, 2011, there were 193,622,326 shares of our Common Stock outstanding.

What should you do to consent?

You may consent to the Proposal by signing the Proxy Card attached to this Proxy Statement and returning it in the enclosed postage-paid envelope. A pre-addressed, postage-paid envelope is provided for this purpose. Alternatively, you may consent to the Proposal by marking, signing and dating the enclosed form of Proxy Card as promptly as possible and returning it by fax to (602) 241-1260.

How many consents must be granted in favor of the Proposal?

            The Proposal will require the written consent of at least a majority of the outstanding shares of Company’s Common Stock. Thus, any abstentions, “broker non-votes” (shares held by brokers or nominees as to which they have no discretionary authority to consent on a particular matter and have received no instructions from the beneficial owners or persons entitled to consent thereon), or other limited proxies will have the effect of a rejection of the Proposal.

Can I change or revoke my consent?

            Yes. If you deliver a consent by mail, by facsimile or via the Internet, you have the right to revoke your consent in writing (by mailing or by facsimile of another Consent Card indicating you do not consent to the Proposal, which Card bears a later date) or via the Internet (by voting online at a later time), provided that any revocation of your Consent will only be effective if the Company has not already received Consents from a majority of the Company’s outstanding shares of Common Stock.

Is Shareholder Consent to the Proposal Assured?

 While shareholder consent to the Proposal cannot be assured, it is expected that members of Management holding 9.18% of the outstanding common shares would consent to the Proposal. The Company has not entered into any agreements to obtain any consents not, to our knowledge, have any other parties done so.

PROPOSAL

A PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THIS CORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ONE SHARE OF COMMON STOCK FOR EVERY FOUR SHARES OF COMMON STOCK THAT ARE ISSUED AND OUTSTANDING.

The Company’s Board of Directors has unanimously approved and determined to submit to  the  Company’s  shareholders  an amendment (the “Reverse Split Amendment”) to the Company’s Articles of Incorporation as currently amended (the “Articles of Incorporation”), to effect a reverse stock split (the  “Reverse Split”) of one share of the Company’s Common  Stock for every four shares of Common Stock that are currently issued and  outstanding.  The Board of Directors has unanimously approved and recommends a vote FOR the PROPOSAL in order to increase the number of authorized but unissued shares of the Company’s Common Stock.  The first paragraph of Article 4 of the Company’s Articles of Incorporation is to be deleted in its entirety and amended so as to read as follows:

4.           “The authorized capital stock of this corporation shall be two hundred million (200,000,000) shares of common stock, $.001 par value, and ten million (10,000,000) shares of preferred stock, $.001 par value.  Each four (4) shares of the corporation’s common stock issued as of _____________, 2011 [the date on which Articles of Amendment are filed] (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and non-assessable share of the corporation’s common stock; provided, however, that any fractional interest resulting from such change and classification shall be rounded upward to the nearest whole share.  Shares of the corporation’s capital stock may be issued from time to time for such consideration as may be fixed by the Board of Directors.”

Regulatory Approval

           Under this Proposal, we must file a Certificate of Amendment to our Articles of Incorporation with, and have it accepted by, the Nevada Secretary of State to amend our Articles of Incorporation.

Shareholder Approval Required

           On February 21, 2011, the Board of Directors adopted a resolution setting forth the proposed terms of the Amendment and declared it advisable and in the best interests of the Company and its stockholders. Pursuant to Section 78.390 of the Nevada Revised Statutes, once a board of directors has adopted a resolution setting forth an amendment to a corporation’s Articles of Incorporation, the amendment requires the approval of shareholders holding a majority of the outstanding shares. As of the Record Date, the Common Stock was the only class of outstanding voting securities. The holders of the Common Stock are entitled to one vote for each share.

Reason for Proposal

Currently, the Company has 200,000,000 shares of Common Stock authorized, of which 193,622,326 shares are issued and outstanding as of the record date, and an additional 4,188,272 shares which are reserved for issuance upon the exercise and conversion of Series A Preferred Stock, convertible promissory notes and stock options.  As we have only 6,377,674 shares of authorized but unissued shares of common stock as of the date of this Proxy Statement (not including an additional 4,188,272 shares which are reserved for issuance upon the exercise and conversion of Series A Preferred Stock, convertible promissory notes and stock options), it is evident that we are limited in the issuance of any additional shares of our common stock.

As has been stated in previous reports, any successful implementation of our present plans, including those with respect to Mr. Melvin Brown and our proposed new enterprise, WatchMe Profile Media Services, Inc. (“WatchMe”), or indeed any exploitation of any other opportunity that may arise, will depend on our ability to raise sufficient funds.  The most likely source of such funds is the sale and issuance of common stock.  In view of the low trading price of our common stock ($0.03 as of February 17, 2011) and the fact that we have such a limited number of shares of common stock authorized (only 6,377,674 shares of authorized but unissued shares of common stock, not including an additional 4,188,272 shares which are reserved for issuance upon the exercise and conversion of convertible securities, it is apparent that a significant number of additional shares must become available.  In the judgment of the Board of Directors that number of shares presently authorized is not sufficient to permit the Company to raise additional funds in carrying out our present plans, to offer shares or options to purchase shares to key employees, to acquire other businesses or exploit business opportunities that may arise, including our recent plans to raise funds for WatchMe.

The proposed Reverse Split Amendment will not affect any shareholder’s proportionate equity interest in the Company or the rights, preferences, privileges or priorities of any shareholder, other than an adjustment which may occur due to the rounding up of fractional shares.  Likewise, the Reverse Split Amendment will not affect the total shareholders’ equity of the Company or any components of shareholders’ equity as reflected on the financial statements of the Company except (i) to change the numbers of the issued and outstanding shares of capital stock and (ii) for an adjustment which will occur due to the costs incurred by the Company in connection with this Proxy Statement and the implementation of the Proposal as approved by the shareholders. However, because the number of shares of capital  stock that the Company is  authorized  to issue will not be decreased in proportion to the one for every four share decrease in the number of issued shares, the number of shares which are  authorized  but unissued, and the percentage of ownership of the Company  represented  by such shares  if they are  issued  in the  future  in the  discretion  of the Board of Directors, effectively will be increased.

The following table illustrates the principal effects on the Company’s capital stock of the reverse split, assuming a one-for-four reverse split:

NUMBER OF SHARES OF CAPITAL STOCK

                                                                                                         PRIOR TO REVERSE                                                AFTER REVERSE
                                                                                                                    SPLIT                                                                          SPLIT
                                                                                                         --------------------------                                             ----------------------
COMMON
Authorized                                                                                                   200,000,000                                                            200,000,000
Issued and outstanding (1)                                                                       193,622,326                                                         48,405,582 (2)
Available for future issuance                                                                       6,377,674                                                             151,594,418

PREFERRED
Authorized                                                                                                    10,000,000                                                               10,000,000
Issued and outstanding                                                                                   261,762                                                                      65,441
Available for future issuance                                                                       9,738,238                                                                 9,934,559
-----------------------------------
(1)  Excludes (i) 1,563,332 shares  issuable upon exercise of outstanding  options (approximately 390,833  shares  after  the  reverse  split),  (ii) 523,524  shares issuable upon exercise of outstanding  Series A Preferred Stock (approximately 130,881 shares after the Reverse Split), and (iii) approximately 2,101,416 shares issued upon the conversion of convertible promissory notes (approximately 525,354 shares after the Reverse Split), each as of February 18, 2011.

(2)  Excludes any shares that may be issued resulting from the reclassification of shares that are rounded upward to the nearest whole share.

Shareholder consent to this Amendment is therefore believed to be essential to the Company’s ability to accomplish it present plans.  The Board believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of Common Stock which would result from the Reverse Split of our shares.   The unissued shares of the Common Stock will be available for issuance for time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing and acquisitions transactions, such as our plans to raise funds for WatchMe. The Board of Directors would be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of seeking and obtaining the consent of the shareholders to an increase in the authorized capital.  If, in a particular transaction, shareholder approval were required by law or otherwise deemed advisable by the Board of Directors, then the matter would be referred to the shareholders for their approval notwithstanding that the Company may have requisite number of shares to consummate the transaction.  There will be a dilutive effect from the issuance of shares in connection with a financing involving the sale of equity in the Company, a business combination or otherwise as is typically the case with publicly held operating companies.

The prevailing public trading price for our stock for the past year has been between $0.02 and $0.06 per share. The Board of Directors does not believe that such a price range is attractive to parties that might be interested in making an investment in the Company. If, for example, our stock were to be Reverse Split on a 1:4 basis, each stockholder would remain the holder of one share for each thirty now held, while his or her percentage ownership in the Company would remain unchanged. The expectation would be, in that example, the shares would trade in a range of $0.08 to $0.24.  It should be understood, however, that such a mathematical ratio may not in fact result and the possibility exists that any new trading range would not arithmetically reflect the exchange ratio of the Reverse Split.  Such action may be taken, for example, as a means of facilitating further financing or increasing the per share price of outstanding stock to meet the listing requirements of a registered stock exchange.

THERE CAN BE NO ASSURANCE THAT THE MARKET PRICE OF THE COMMON STOCK AFTER THE PROPOSED REVERSE SPLIT WILL BE EQUAL TO THE MARKET PRICE BEFORE THE PROPOSED REVERSE SPLIT MULTIPLIED BY THE SPLIT NUMBER, OR THAT THE MARKET PRICE FOLLOWING THE REVERSE SPLIT WILL EITHER EXCEED OR REMAIN IN EXCESS OF THE CURRENT MARKET PRICE.

The factors to be considered by the Board of Directors are the extent to which a change in the public trading range for the Registrant’s common stock will be such as to facilitate future financings and/or future business combinations or to establish or maintain the stock’s eligibility for trading on an exchange, including raising funds for WatchMe.  In each case, the views of prospective investors, underwriters, placement agents and merger partners will be given the weight determined by the Registrant’s Board of Directors acting in the best interests of the shareholders as they perceive it to be in the exercise of their prudent business judgment.  The Company does not intend to affect this Reverse Split in connection with any transaction or series of transactions in which the Company would no longer remain a public company.

Upon issuance, the additional shares of authorized Common Stock would have rights identical to the currently outstanding shares of Common Stock.  Adoption of the Amendment to our Articles of Incorporation alone, without further action by the Board of Directors, would not have any immediate dilutive effect on the proportionate voting power or other rights of existing shareholders, other than a minor adjustment which may occur due to the rounding up of fractional shares.

To the extent that the additional authorized shares of capital stock are issued in the future, they may decrease existing shareholders’ percentage equity ownership, could be dilutive to the voting rights of existing shareholders and, depending on the price at which they are issued, have a negative effect on the market price of the Common Stock. Current shareholders have no preemptive or similar rights, which means that current shareholders do not have a prior right to purchase any new issue of capital stock in order to maintain their proportionate ownership thereof.

The Company could also use the additional shares of capital stock for potential strategic transactions including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although the Company has no present plans to do so other than its plans for WatchMe.  The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock. Any such transactions may require the Company to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect the Company’s business and financial results.

The Reverse Stock Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any agreement or the Articles of Incorporation or the Bylaws of the Company.  However, the Company’s shareholders should note that the availability of additional authorized and unissued shares of capital stock could make any attempt to gain control of the Company or the Board of Directors more difficult or time consuming.  The Company could use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company.  Although the Reverse Split Amendment to increase the authorized number of shares of capital stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, shareholders should be aware that approval of the Proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

No Exchange of Shares; No Fractional Shares

Pursuant to the proposed Reverse Split Amendment, every four shares of our issued and outstanding Common Stock would be converted and reclassified into one share of post-split Common Stock, and any fractional interests resulting from such reclassification would be rounded upward to the nearest whole share.  For example, a holder of 100 shares prior to the Split Effective Date would be the holder of 25 shares at the Split Effective Date.  The proposed Reverse Split would become effective upon the Split Effective Date.  Shareholders will be notified after the Split Effective Date that the Reverse Split has been effected.

Shareholders will not receive certificates for shares of post-split Common Stock.  Accordingly, shareholders should not forward their certificates to the Company or its transfer agent.  Beginning  on the Split  Effective  Date,  each certificate  representing shares of the Company’s pre-split Common Stock will be deemed for all  corporate  purposes to  evidence  ownership  of the  appropriate number of shares of post-split Common Stock.  No service charge will be payable by shareholders in connection with the exchange of certificates, all costs of which will be borne and paid by the Company.  If the shareholders approve the Reverse Stock Amendment n Proposal, shareholders have no right under Nevada law to dissent from the Reverse Split or to dissent from the rounding up of fractional interests resulting from the Reverse Split.

Consequences of Failure of Approval

If this Proposal is not approved, our Articles of Incorporation would not be amended and we expect to be severely hindered in any effort to raise additional funds, complete our existing plans or acquire any other business or assets.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS CONSENT TO THE PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ONE SHARE OF COMMON STOCK FOR EVERY FOUR SHARES OF COMMON STOCK THAT ARE ISSUED AND OUTSTANDING.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth as of February 18, 2011, certain information with regard to the beneficial ownership of our common stock held by (i) each shareholder known by us to beneficially own 5% or more of our outstanding common stock, (ii) each director individually, (iii) the named executive officers and (iv) all of our officers and directors as a group:

	Name and Address	Amount and Nature		Percent
Title of Class	of Beneficial Owner (2)	of Beneficial Owner (1)		of Class (1)(3)

Common Stock	Anthony Silverman	17,784,850	(4)	9.18%

Common Stock	Michael Kramarz	51,000	(5)	0.03%

Common Stock	Judy Lindstrom	20,000	(6)	0.01%

Common Stock	Barry Griffith	109,000	(7)	0.06%

Common Stock	Steven Kurtzman, MD	400,000	(8)	0.21%

Common Stock	Pension Financial Services of Canada Inc.	10,736,745	(9)	5.55%
	360 St. Jacques Quest
	Suite 1100
	Montreal, Quebec, H2Y 1P5

Common Stock	All directors and executive officers	18,364,850		9.46%
	as a group

         Less than 1%
(1)	Unless otherwise noted, the address of each holder is P.O. Box 8832, Grand Rapids, MI 49518-8832.
(2)
A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from February 18, 2010 through the exercise of any option, warrant or other right. Shares of Common Stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are deemed outstanding solely for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person.

(3)	The amounts and percentages in the table are based upon 193,622,326 shares of Common Stock outstanding as of February 18, 2011.
(4)	Includes 14,000 shares subject to vested options, direct ownership of 17,770,850 shares.
(5)	Includes 51,000 shares subject to vested options.
(6)	Includes 20,000 shares subject to vested options.
(7)	Includes 100,000 shares subject to vested options and 9,000 shares of stock underlying units held.
(8)	Includes 400,000 shares subject to vested options.
(9)	Includes direct ownership of 10,736,745 shares.

FORWARD LOOKING STATEMENTS

This Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements by the Company of expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future are forward-looking statements within the meaning of these laws. Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "target" and other similar expressions. Forward-looking statements are based on assumptions and assessments made by the Company's management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of the Company's future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Except as required by law, the Company undertakes no obligation to update any forward-looking statements.

DATED:  February 22, 2011

By Order of the Board of Directors

__/s/ Anthony Silverman______________

Anthony Silverman, Chief Executive Officer

THIS REQUEST FOR WRITTEN CONSENT VIA PROXY IS SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS OF ONCOLOGIX TECH, INC.

WRITTEN CONSENT VIA PROXY IN CONNECTION WITH ACTION
WITHOUT A MEETING OF STOCKHOLDERS

The undersigned shareholder of Oncologix Tech, Inc., a Nevada corporation (the “Company”), hereby appoints Michael Kramarz and Anthony Silverman, each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to execute a written consent under Nevada Revised Statutes Section 78.320(2) and (3) entitled “Stockholders’ Meetings:  Consent for actions taken without a meeting” on the matter set forth below.

TO AMEND THE ARTICLES OF INCORPORATION OF THIS CORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ONE SHARE OF COMMON STOCK FOR EVERY FOUR SHARES OF COMMON STOCK THAT ARE ISSUED AND OUTSTANDING.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

Receipt of a Proxy Statement, dated February __, 2011, related to this Request for Written Consent via Proxy is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL ABOVE.

Dated:                                             , 2011
            ______________  ____
Please sign exactly as your name appears above.  When shares are held in common or in joint tenancy, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.

SHARES:                                                                               SIGNATURES:

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